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EXHIBIT 5   Opinion of Weed & Co. LLP re: Legality


                                 WEED & CO. LLP
                        4695 MacArthur Court, Suite 1430
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                                October 25, 2002

Board of Directors
Humitech International Group, Inc.
15851 Dallas Parkway, Suite 410
Addison, TX 75001

         RE: Opinion of Counsel

Greetings:

We have acted as counsel to Humitech International Group, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 9,744,102 shares (the "Shares") of the Company's common stock, par value $.001 per share. 4,744,102 shares will be sold by the selling stockholders and 5,000,000 shares will sold by the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 and amendments thereto (the "Registration Statement").

In connection therewith, we have examined copies of the Company's Articles of Incorporation, Bylaws, the corporate proceedings with respect to the Shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the selling stockholders and the Company by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

Very truly yours,

/s/ WEED & CO. LLP
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Weed & Co. LLP